UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2017

NEOPHOTONICS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-35061	94-3253730
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

NeoPhotonics Corporation

2911 Zanker Road

San Jose, California 95134

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 232-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02        DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 31, 2017, Clyde R. Wallin, Senior Vice President and Chief Financial Officer (“CFO”) of NeoPhotonics Corporation (the “Company”), gave notice to the Company that he intended to resign his position, effective on May 15, 2017.  Mr. Wallin’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Mr. Wallin will continue to serve as CFO through May 15, 2017, and has agreed to provide certain transition and consulting services, as described below, to ensure the transition of his duties and responsibilities.

In connection with his resignation, Mr. Wallin entered into a separation agreement with the Company on April 4, 2017.  Under the separation agreement, Mr. Wallin will continue his current compensation arrangements and benefit plan eligibility with the Company through May 15, 2017.  Subject to Mr. Wallin’s execution of a general release of claims, the Company will provide Mr. Wallin the severance benefits specified in his retention agreement dated August 5, 2016, which include (a) a single lump-sum amount equal to his current annual base salary of $325,000, (b) a cash payment in the amount of $72,000, which Mr. Wallin may, but is not required to use towards continued health coverage, and (c) accelerated vesting of Mr. Wallin’s outstanding equity awards that provide for time-based vesting as though the awards continued to vest for a period of eighteen (18) months following the date of termination of his employment with the Company (the “separation date”).  After May 15, 2017, Mr. Wallin has agreed to provide consulting services to the Company for a three-month transition period as may be requested by the Company from time to time, including providing guidance on Company matters during his employment relationship with the Company and transitioning his assignments, for which he will be compensated at a rate of $300 per hour. Any stock options that are outstanding, vested and exercisable as of Mr. Wallin’s separation date generally will remain exercisable for three months following the termination of his consulting services.  Mr. Wallin’s equity awards will not continue vesting during his consulting period.

The Company has launched a search process for a successor CFO.

The foregoing description of Mr. Wallin’s separation agreement is qualified in its entirety by reference to the full text of the separation agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2017	NEOPHOTONICS CORPORATION

	By:	/s/ Timothy S. Jenks
Timothy S. Jenks
President and Chief Executive Officer